Exhibit 99.1

PRESS RELEASE

SiriusPoint Announces Scott Egan as Chief Executive Officer

HAMILTON, Bermuda. September 7th, 2022 – SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE: SPNT), a global specialty insurer and reinsurer, has announced that Scott Egan has been appointed as the Company’s Chief Executive Officer, effective September 21st, 2022.

“The Board of Directors has concluded a rigorous search and we are thrilled to welcome Scott to SiriusPoint. Scott’s leadership qualities and experience are well-suited to SiriusPoint and the opportunities ahead,” said Sharon Ludlow, interim Chair of the Board of Directors.

“Scott brings extensive expertise of leading businesses through transformation and growth, and has a successful track record in risk and financial management. The Board looks forward to working with Scott and the management team to shape our business and create sustainable value for our partners and investors,” said Ms. Ludlow.

Most recently the Chief Executive of Royal Sun Alliance (RSA) UK & International, and a FTSE 100 board director for six years, Egan brings over 25 years of insurance industry experience to SiriusPoint.

Scott Egan commented: “I am excited to join SiriusPoint at this key stage in the Company's transformation. I look forward to working closely with the executive team and colleagues across the business to help SiriusPoint achieve its potential to become a best-in-class operator.”

Egan served on the Board of RSA Group PLC for six years, formally as CFO and latterly as CEO of its UK and International business. He has held senior positions at a number of companies including Aviva, Zurich Financial Services, Brit Insurance and Towergate Broking. Egan holds an MBA from Cranfield University and is a qualified accountant.

“The Board and I would like to thank Dan Malloy for his ongoing leadership as interim CEO,” concluded Ms. Ludlow. “We are grateful for Dan’s support during this period of transition, where he has worked with our management team to ensure the continued execution of our strategy and success of our business.”

About SiriusPoint

SiriusPoint is a global insurer and reinsurer providing solutions to clients and brokers in almost 150 countries. Bermuda-headquartered with offices in New York, London, Stockholm and other locations around the world, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and technology-driven insurance services companies within our Insurance & Services division. With over $3 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information, please visit www.siriuspt.com

Contacts - SiriusPoint

Investor Relations

Clare Kerrigan, SiriusPoint

clare.kerrigan@siriuspt.com

+44 7970695959

Media

Sarah Hills, Rein4ce

sarah.hills@rein4ce.co.uk

+44 7718882011

Forward-Looking Statements

We make statements in this report that are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of SiriusPoint. SiriusPoint is also subject to risks and uncertainties in connection with its ordinary course business, including the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, fluctuation in the results of operations; pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak; uncertainty of success in investing in early-stage companies, such as the risk of loss of an initial investment, highly variable returns on investments, delay in receiving return on investment and difficulty in liquidating the investment; the costs, expense and difficulties of the integration of the operations of Third Point Reinsurance Ltd. and Sirius International Insurance Group, Ltd.; our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, regulatory and legal uncertainties and other risk factors described in SiriusPoint’s Annual Report on Form 10-K for the period ended December 31, 2021. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this report.